Exhibit 99.2

CONSULTING SERVICES AGREEMENT BETWEEN

JOHN SHIN AND CYMER, INC.

This Consulting Services Agreement is entered into between John Shin (the “Consultant”) and Cymer, Inc. (the “Company”) effective December 15, 2004, in connection with the Separation Agreement and General Release between the parties.

1.             Consulting Engagement.

1.1          Engagement of Services.  Consultant is hereby engaged by the Company in the capacity of Consultant to the President and Chief Operating Officer of the Company for a period of twelve (12) months commencing on the Separation Date as defined in the Separation Agreement between the parties (the “Consulting Period”), unless terminated sooner pursuant to Section 4, below.  During the Consulting Period, Consultant shall render such services in connection with the business of the Company as may reasonably be requested from time to time by the President and Chief Operating Officer of the Company or his designee, and Consultant shall utilize his best efforts, skills and talents in the performance of those services; provided, however, that Consultant shall have the right reasonably to decline any particular request.  Consultant shall be available to devote an equivalent of ten (10) days per month to performing such services, at such times and locations as shall be mutually convenient to Consultant and the Company.  The Company acknowledges and agrees that this mutually agreed upon schedule shall not impede Consultant’s ability to obtain full-time employment.

1.2          Term:  Unless earlier terminated pursuant to Section 4, this Consulting Services Agreement shall automatically expire and terminate upon i) the conclusion of the Consulting Period; ii) Consultant’s death; iii) Consultant’s disability which prevents Consultant from performing his obligations hereunder; or iv) Consultant’s revocation of the Separation Agreement between the parties prior to its Effective Date.  If this Consulting Services Agreement is terminated by Consultant’s death or disability, then (a) the Company shall pay to Consultant and/or his heirs the Consulting Fees earned through the date of termination at the rate then in effect; and (b) the vesting of Consultant’s options and the time during which they may be exercised pursuant to Section 3 immediately shall be accelerated such that the unvested portion of the options shall become immediately exercisable.  The Company shall thereafter have no further obligations to Consultant and/or Consultant’s heirs under this Agreement.

1.3          Limitations On Other Activities.  During the Consulting Period, Consultant will not directly or indirectly (whether for compensation or without compensation), as an individual proprietor, partner, stockholder, officer, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business activity that is competitive with the business of the Company (“Competitive Activity”). For purposes of the

Agreement, “Competitive Activity” shall be defined as obtaining employment, performing work or providing services to Komatsu, Lambda Physik, Ushio, SVGL, GigaPhoton, Nikon, Canon, ASML, Phillips Lighting Division, Extreme, Powerlase, Exulite, Sagem, JenOptik, Corning Tropel Division, Japan Steel Works, Sumitomo Heavy Industries, Coherent and Dukin (or any related corporation, partnership or other related entity engaged in the business of photolithography for semiconductor manufacturing or low-temperature polysilicon processing for flat panel display manufacturing).  This restriction of Consultant’s Competitive Activity is part of the consideration for this Consulting Services Agreement and is considered by the parties to constitute a reasonable restriction for the purpose of protecting the business of the Company.  However, if the limitation of Competitive Activity is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities, or geographic area as to which it may be enforceable.

2.             COMPENSATION.

2.1  Consulting Fees.  As compensation for Consultant’s services as a consultant hereunder, the Company shall pay Consultant a monthly retainer of $1,000.00 for the term of this Consulting Services Agreement.  For specific services mutually agreed to by Consultant and the Company and rendered in accordance with Section 1.1, the Company shall pay Consultant a fee of two thousand ($2000.00) per day.  Consultant will provide Company with an invoice for services rendered on a monthly basis.

2.2  Expenses.  In addition to such compensation, the Company will reimburse Consultant for travel and other out-of-pocket costs reasonably incurred by him in the course of performing services under this Agreement; provided, however, that the Company shall not be obligated hereunder unless (i) the Company has agreed in advance to reimburse such costs, and (ii) Consultant provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission by him for reimbursement.

2.3          No Other Compensation.  Consultant acknowledges and agrees that he is not entitled to and will not receive any fees or other items of value in connection except as expressly set forth above.

3.             OPTION VESTING.  During the term of this Consulting Services Agreement Consultant will continue to vest in the stock options previously granted to Consultant by the Company, grant numbers 0000998, 0001209, 0001500, 0001695, 0001696, 0001875, 0001876, 0002487, 0002488, 003553, 003575, 003601, 004391, 004820, 004821, 004839, 004840, 005303, 005304, 005323, 005324, 005785, 005786, 006240, 006241, 006646, 006647, 007032, 007033, 007505, 007506, 007930, 007931, 008362, and 008363.  Consultant shall have a period of sixty (60) days following the expiration or termination of this Consulting Services Agreement to exercise and purchase any vested options.  Thereafter, such options will no longer be exercisable and shall expire.

4              RIGHT TO TERMINATE.  In the event that (a) Consultant breaches any of his continuing obligations under the Employee Non-Disclosure Agreement dated May 08, 1997, or (b) Consultant commences a Competitive Activity in violation of this Agreement, the Company may immediately terminate this Agreement upon issuance of written notice to the Consultant.  Termination shall be effective upon mailing of the notice.

5              INDEPENDENT CONTRACTOR STATUS.

5.1  Independent Contractor.  It is understood and agreed that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of the Company, and Consultant agrees not to hold himself out as, or give any person reason to believe that he is, an employee, agent, joint venturer or partner of the Company;

5.2  Taxes.  As an independent contractor, Consultant is responsible for paying all required state and federal taxes and insurance.  In particular, the Company will not withhold FICA (Medicare and Social Security) from Consultant’s payments, make state or federal unemployment insurance contributions on behalf of Consultant, withhold state and federal income tax from Consultant’s payments, make disability insurance contributions on behalf of Consultant, or obtain workers’ compensation insurance on behalf of Consultant.  Consultant will indemnify the Company against any liability for any of the payments or withholdings described in this Paragraph.

5.3  Office Space; Support Services.  The Company shall provide Consultant with office space and secretarial support if and when Consultant is performing services under this Agreement on the Company’s premises, should he desire to utilize them.

6.             MISCELLANEOUS.

6.1  Binding Effect; Non-Assignability.  The rights and obligations of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Consultant’s services, Consultant may not assign or delegate his consulting obligations under this Agreement either in whole or in part without the prior express written consent of an authorized officer of the Company.

6.2  Complete Understanding; Modification.  This Consulting Services Agreement constitutes the complete, final and exclusive embodiment of the agreement between the parties with respect to the Consultant’s provision of consulting services and the compensation therefor.  This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises and representations.  Any modification or amendment of this Agreement shall be effective only if in writing and signed by Consultant and an authorized officer of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN SHIN		CYMER, INC.

/s/ John Shin		By:	/s/ Jennifer Lab-Elsner

Date Signed:	February 28, 2005	Date Signed:	March 1, 2005